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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 33-69740, 333-87538, 33-90730, 33-91084,
333-43317, 333-43319 and 333-61339), and on Form S-8 (File Nos. 33-94542,
333-10221 and 333-84537) of Glimcher Realty Trust of our report dated February 13, 2003, except for Note 20, as to which the date is March 12, 2003, relating to the financial statements and financial statement schedules, which appears in this Form 10-K.





PricewaterhouseCoopers LLC


Columbus, Ohio
March 21, 2002